UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2013

Gladstone Commercial Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33097	020681276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2013, Gladstone Commercial Corporation (the “Company”), as parent guarantor, and its wholly-owned subsidiary, Gladstone Commercial Limited Partnership (the “Borrower”), entered into a Credit Agreement (the “New Line of Credit”) with KeyBank National Association, as Administrative Agent (the “Administrative Agent”) and Citizens Bank of Pennsylvania, as an additional lender.

The New Line of Credit replaces the Credit Agreement, dated as of December 28, 2010, by and among the Borrower, the Company, Capital One, N.A., as administrative agent, and the other lenders party thereto (the “Prior Line of Credit”). The Prior Line of Credit provided for a senior secured revolving credit facility in the amount of $75.0 million and was scheduled to mature on December 28, 2013.

The New Line of Credit provides for a $60.0 million senior unsecured revolving credit facility, which may be expanded to a total of $75.0 million upon satisfaction of certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the New Line of Credit, to provide such increased amounts and payment of the associated up front and arrangement fees at the time of such increase. The New Line of Credit has a term of three years, with a one year extension option subject to payment of an extension fee equal to 25 basis points on the initial maturity date and certain other customary conditions.

The amount that the Borrower may borrow under the New Line of Credit is generally limited to the lesser of (i) $60.0 million or (ii) the lesser of (A) 60% of the value of all properties then included in an unencumbered pool of properties that satisfy certain requirements, (B) the maximum principal amount of debt which would not cause an unencumbered debt service coverage ratio, determined on the basis of the net operating income of the properties included in an unencumbered pool of properties to implied debt service, to be less than 1.60 to 1.00, or (C) the maximum principal amount of debt which would not cause the ratio of net operating income from the unencumbered pool of properties to total unsecured debt to be less than 14%. The New Line of Credit permits the Borrower to utilize up to $20.0 million in the revolving loan commitment for the issuance of letters of credit. As of August 7, 2013, $27.9 million of borrowings were outstanding under the New Line of Credit and $17.0 million was available for additional borrowings under the New Line of Credit.

Subject to certain limitations, the Borrower may elect to have loans under the New Line of Credit bear interest at (i) LIBOR, plus an applicable margin of 250 to 325 basis points, based upon its then existing leverage, or (ii) a base rate plus an applicable margin of 150 to 225 basis points, based upon its then existing leverage, with the ability of the Borrower to convert any of its outstanding loans from one type to another. An unused commitment fee of 25 basis points per anum accrues on unused portions of the commitments under the New Line of Credit. The Company will be charged an annual administrative fee of $25,000. Additionally, the Company paid upfront and arrangement fees in the aggregate of 75 basis points on the $60.0 million commitment.

Amounts owing under the New Line of Credit are guaranteed by the Company and each subsidiary of the Company that owns a property included in the unencumbered pool of properties (the “Guaranty”).

Similar to the Prior Line of Credit, the continuing ability to borrow under the New Line of Credit will be subject to the ongoing compliance of the Company, the Borrower and their respective subsidiaries with various affirmative and negative covenants, including with respect to liens, indebtedness, investments, distributions, mergers and asset sales. The New Line of Credit also requires that the Borrower satisfy financial covenants, including:

•	unsecured debt shall not exceed 60% of the value of the unencumbered asset value;

•	the ratio of net operating income from the unencumbered pool of properties to total unsecured debt shall not be less than 14%;

•	the unencumbered debt service coverage ratio, determined on the basis of the net operating income of the unencumbered pool of properties to implied debt service, shall not be less than 1.60 to 1.00;

•

consolidated EBITDA to consolidated fixed charges shall be (i) no less than 1.25 to 1.00 from August 7, 2013 to and including December 31, 2014 and (ii) no less than 1.30 to 1.00 at any time thereafter;

•

consolidated tangible net worth shall not be less than $215.0 million plus 80% of the sum of the following: (i) net equity offering proceeds; (ii) the value of equity interests issued in connection with a contribution of assets to the Borrower or its subsidiaries; (iii) the amount of any Trust Preferred Equity issued, as defined in the New Line of Credit; and (iv) proceeds from any convertible debt of Borrower or any guarantor; and

•	the ratio of consolidated EBITDA to consolidated total indebtedness shall not be less than 11%.

The New Line of Credit includes customary representations and warranties of the Company and the Borrower, which must continue to be true and correct in all material respects as a condition to future draws. The New Line of Credit also includes customary events of default, in certain cases subject to customary cure, following which, amounts outstanding under the New Line of Credit may be accelerated.

The foregoing description of the New Line of Credit and the Guaranty does not purport to be complete and is qualified in its entirety by the full text of the New Line of Credit and the Guaranty, copies of which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated herein by reference. No material early termination penalties or fees were incurred in connection with the repayment of the Prior Line of Credit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 7, 2013, by and among Gladstone Commercial Limited Partnership, Gladstone Commercial Corporation, each of the financial institutions initially a signatory thereto together with their successors and assignees and KeyBank National Association.

10.2	Unconditional Guaranty of Payment and Performance, dated as of August 7, 2013, by Gladstone Commercial Corporation, AL13 Brookwood LLC, CMS06-3 LLC, EI07 Tewksbury MA LLC, NJT06 Sterling Heights MI LLC, RB08 Concord OH LLC, DBPI01 Bolingbrook IL LLC, RCG07 Georgia LLC, APML07 Hialeah LLC for the benefit of KeyBank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLADSTONE COMMERCIAL CORPORATION

Date: August 9, 2013	By:	/s/ Danielle Jones
Danielle Jones Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Credit Agreement, dated as of August 7, 2013, by and among Gladstone Commercial Limited Partnership, Gladstone Commercial Corporation, each of the financial institutions initially a signatory thereto together with their successors and assignees and KeyBank National Association.

10.2	Unconditional Guaranty of Payment and Performance, dated as of August 7, 2013, by Gladstone Commercial Corporation, AL13 Brookwood LLC, CMS06-3 LLC, EI07 Tewksbury MA LLC, NJT06 Sterling Heights MI LLC, RB08 Concord OH LLC, DBPI01 Bolingbrook IL LLC, RCG07 Georgia LLC, APML07 Hialeah LLC for the benefit of KeyBank National Association.